Exhibit 10.24 to 2008 10-K

AMENDMENT TO

CONVERGYS CORPORATION PENSION PLAN

The Convergys Corporation Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2005 and in order to conform the provisions of the Plan that provide certain excess benefits (that are not included in the portion of the Plan that is intended to qualify as a plan under Section 401(a) of the Internal Revenue Code) to the requirements of Section 409A of the Internal Revenue Code, by deleting current Section 7.5 of the Plan in its entirety and adding a new Section 20 reading as follows immediately after current Section 19 of the Plan.

SECTION 20

NON-QUALIFIED EXCESS PLAN

This Section 20 shall provide benefits separate from the benefits provided by the Tax-Qualified Plan and is being set forth in this document only for the convenience of using the Tax-Qualified Plan’s provisions in determining the terms and benefits of this Section 20. In fact, notwithstanding any other provisions of the Tax-Qualified Plan, this Section 20 shall be deemed to be separate from the Tax-Qualified Plan (as set forth in the other Sections of this document) and shall be named the Convergys Corporation Excess Plan (for purposes of this Section 20, the “Excess Plan”). All benefits provided under this Section 20 shall be deemed to be provided not by the Tax-Qualified Plan but instead by the Excess Plan.

20.1 Purpose of Excess Plan. The Excess Plan is intended to provide certain management and highly compensated Participants with supplemental retirement benefits to replace certain benefits not provided to them under the Tax-Qualified Plan due to certain legal and other limits that apply under the Tax-Qualified Plan. The Excess Plan is intended to be an unfunded deferred compensation plan for a select group of management and highly compensated employees (within the meaning of title I of ERISA) of the Participating Companies and is not intended to be a plan subject to Section 401(a) of the Code.

20.2 Definitions. For purposes of the Excess Plan, the “Tax-Qualified Plan” means the plan as set forth in the remainder of this document (other than this Section 20), which plan is intended to be a plan that qualifies as a plan under Section 401(a) of the Code. Except where the context otherwise requires, any reference in the Tax-Qualified Plan to a benefit or a payment shall not be deemed to be referring to a benefit or payment made under the Excess Plan. Further, all capitalized terms that are used in this Section 20 and that are defined in Section 2 of the Tax-Qualified Plan shall have the same meanings as they do in such Section 2.

20.3 Benefits.

20.3.1 Subject to the provisions of Section 20.2, to the extent that the benefit that would otherwise be payable to a Participant under the Tax-Qualified Plan (if it were payable in the form of a single sum payment made as of the date next following the date on which the Participant separates from service with the Participating Companies) is reduced from what it would be because of limitations contained in (a) Sections 5.5.3 and 7.4.3 of the Tax-Qualified Plan (and any other provisions of the Plan that carry into effect the requirements of Code Section 401(a)(17)), (b) Section 7.1 of the Tax-Qualified Plan (and any other provisions of the Tax-Qualified Plan that carry into effect the requirements of Code Section 415) or (c) Section 7.2 of the Tax-Qualified Plan, then the single sum amount by which such benefit is so limited (for purposes of this Section 20, the “Excess Plan Benefit”) shall be payable in ten annual installments (or, if less, a number of installments equal to the result, rounded up to the nearest whole number, obtained by dividing the Excess Plan Benefit by $50,000) that commence as of the date determined in accordance with the provisions of Sections 20.3.3 (and under which each installment other than the first installment shall be paid as of an annual anniversary of the benefit’s initial commencement date and shall be credited with assumed interest, at an interest rate of 3.5% per annum, for the period from the initial commencement date of the Excess Plan Benefit to the applicable installment’s payment date).

20.3.2 Notwithstanding the provisions of Section 20.3.1, if a Participant’s Excess Plan Benefit is in excess of $50,000, the amount of the first installment of such benefit shall be increased, and the amount of the last installment of such benefit shall be decreased, by the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) with respect to the Participant’s Excess Plan Benefit (or, if less, by the amount by which the Excess Plan Benefit exceeds $50,000).

20.3.3 Prior to January 1, 2009, a Participant’s Excess Plan Benefit shall commence to be paid as of the earlier of (a) the date as of which his retirement benefit under the Tax-Qualified Plan begins to be paid (or, if later, the date next following the date on which the Participant separates from service with the Participating Companies) or (b) the date next following the date of the Participant’s death. Effective January 1, 2009, in the event that a Participant’s Excess Plan Benefit has not commenced to be paid as of any date prior to January 1, 2009, the Participant’s Excess Plan Benefit shall commence to be paid as of the later of (i) the date immediately following the date which is six months after the Participant’s separation from service (such separation from service to be determined under Section 20.7.4 hereunder), or (ii) January 30, 2009.

20.3.4 All installment payments of a Participant’s Excess Plan Benefit shall be paid to the Participant if he is still living at the time of the payment. If the Participant is not living at the time of any installment payment of his Excess Plan Benefit, it shall be paid to the person or persons considered his Beneficiary under the provisions of Section 6.4 of the Tax-Qualified Plan (as if, for this purpose, the Excess Plan were the Tax-Qualified Plan).

20.3.5 Notwithstanding any other provision of the Excess Plan, a Participating Company shall have the right (without notice to or approval by a Participant, his beneficiary or any other person) to withhold from any amounts otherwise payable by the Participating Company to or on account of the Participant, or from any payment otherwise then being made by the Participating

Company to the Participant, his beneficiary or any other person by reason of the Excess Plan, an amount which the Participating Company determines is sufficient to satisfy all federal, state, local and foreign tax withholding requirements that may apply with respect to such benefit payment made under the Excess Plan. To the extent such tax withholding requirements are satisfied from any payment otherwise then being made by the Participating Company to the Participant, his beneficiary or any other person by reason of the Excess Plan, the amount so withheld shall be deemed a distribution to the Participant, his beneficiary or such other person, as the case may be.

20.3.6 The other provisions of this Section 20.3 indicate that any payment that is made under the Excess Plan shall occur “as of” a specific date. However, in accordance with the provisions of Treas. Reg. Section 1.409A-3(d) and in order to permit a reasonable administrative period for the Participating Companies to make payments required under the Excess Plan, and notwithstanding any other provision of this Section 20.3 or any other provision of the Excess Plan, any payment that is made under the Excess Plan to or with respect to a Participant shall be deemed to have been made as of the specific date as of which it is to be paid under the other provisions of the Excess Plan as long as it is made on such date or a later date within the same tax year of the Participant (or, if later, by the 15th day of the third calendar month following such specified date).

20.4 Funding Method.

20.4.1 Except as is otherwise provided in the Excess Plan, all payments of any benefit provided under the Excess Plan to or on account of a Participant shall be made from the general assets of the Participating Company which last employed the Participant as an Employee. Notwithstanding any other provision of the Excess Plan, neither the Participant, his beneficiary nor any other person claiming through the Participant shall have any right or claim to any payment of the benefit to be provided pursuant to the Excess Plan which in any manner whatsoever is superior to or different from the right or claim of a general and unsecured creditor of such Participating Company.

20.4.2 Notwithstanding the provisions of Section 20.4.1, the Company may, in its sole and absolute discretion, establish a trust (for purposes of this Section 20.4.2, the “Excess Plan Trust”) to which contributions may be made by a Participating Company in order to fund the Participating Company’s obligations under the Excess Plan. If, and only if, the Company exercises its discretion to establish an Excess Plan Trust, the following paragraphs of this Section 20.4.2 shall apply (notwithstanding any other provision of the Excess Plan).

(a) The part of the Excess Plan Trust attributable to any Participating Company’s contributions to such trust (for purposes of this Section 20.4.2, such Participating Company’s “Excess Plan Trust account”) shall be a “grantor” trust under the Code, in that such Participating Company shall be treated as the grantor of such Participating Company’s Excess Plan Trust account within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

(b) Any Participating Company’s Excess Plan Trust account shall be subject to the claims of such Participating Company’s creditors in the event of such Participating Company’s insolvency. For purposes hereof, a Participating Company shall be considered “insolvent” if either (i) such Participating Company is unable to pay its debts as they become due or (ii) such Participating Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(c) Except as may otherwise be required by the terms of the Excess Plan Trust itself, a Participating Company may make contributions to its Excess Plan Trust account for the purposes of meeting its obligations under the Excess Plan at any time, and in such amounts, as such Participating Company determines in its discretion.

(d) Any payment otherwise required to be made by a Participating Company under the Excess Plan shall be made by such Participating Company’s Excess Plan Trust account instead of such Participating Company in the event that such Participating Company fails to make such payment directly and such Participating Company’s Excess Plan Trust account then has sufficient assets to make such payment, provided that such Participating Company is not then insolvent. If such Participating Company becomes insolvent, however, then all assets of such Participating Company’s Excess Plan Trust account shall be held for the benefit of such Participating Company’s creditors and payments from such Participating Company’s Excess Plan Trust account shall cease or not begin, as the case may be.

(e) Unless and except to the extent any payment required to be made pursuant to the Excess Plan by a Participating Company is made by such Participating Company’s Excess Plan Trust account, the obligation to make such payment remains exclusively that of such Participating Company.

(f) The terms of the Excess Plan Trust are hereby incorporated by reference into the Excess Plan. To the extent the terms of the Excess Plan conflict with the terms of the Excess Plan Trust, the terms of the Excess Plan Trust shall control.

20.5 Administration of Excess Plan. The provisions of Section 9 of the Tax-Qualified Plan, which Section concerns plan administrative matters, shall apply to the Excess Plan (as if, for this purpose, the Excess Plan were the Tax-Qualified Plan), except that any provisions of such Section 9 that involve the Trust, the Trust Fund, or funding of the Tax-Qualified Plan shall not apply in any manner to the Excess Plan.

20.6 Amendment and Termination of Excess Plan. The Company may amend the Excess Plan at any time and from time to time in any respect or terminate part or all of the Excess Plan at any time; provided that no such amendment or termination shall affect the payment (in accordance with the provisions of the Excess Plan) of each Participant’s accrued benefit under the Excess Plan as determined as of the later of the effective date of the Excess Plan’s amendment or termination or the date the amendment or termination is adopted. For purposes of this Section 20.6, a Participant’s “accrued benefit under the Excess Plan” means, as of any date, the Excess Plan Benefit that would have applied under the Excess Plan to the Participant if he had permanently ceased to be an Employee no later than such date. The procedure for the Company to amend or terminate the Excess Plan shall be the same procedures as are used by the Company for amending or terminating the Tax-Qualified Plan (as if, for this purpose, the Excess Plan were the Tax-Qualified Plan).

20.7 Miscellaneous.

20.7.1 Notwithstanding any other provision of this Section 20 to the contrary, any Participant who prior to January 1, 2009 has become a participant under the Convergys Corporation Supplemental Executive Retirement Plan shall not be entitled to benefits and shall not participate in the Excess Plan.

20.7.1 Except to the extent required by applicable law, no Participant (or beneficiary of his) may alienate, commute, anticipate, assign, pledge, encumber, transfer or dispose of the right to receive the payments required to be made under the Excess Plan, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer or dispose of the right to receive the payments required to be made under the Excess Plan, no Participating Company shall have any further obligation to make any payments otherwise required of it under the Excess Plan (except to the extent required by applicable law).

20.7.3 Unless specifically provided under a provision of this Section 20, nothing contained in the Excess Plan shall give any spouse or former spouse of a Participant any right to benefits under the Plan of the types described in Code Sections 401(a)(11) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities).

20.7.4 For all purposes of the Excess Plan, a Participant shall be deemed to have separated from service with the Participating Companies on the date he dies, retires or otherwise has a separation from service with the Participating Companies’ controlled group. The following paragraphs of this Section 20.7.4 shall apply in determining when a Participant has incurred a separation from service with the Participating Companies’ controlled group.

(a) The Participant’s service with the Participating Companies’ controlled group shall be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence where there is a reasonable expectation that the Participant will return to perform services for the Participating Companies’ controlled group (but not beyond the later of the date on which the leave has lasted for six months or the date on which the Participant no longer retains a right of reemployment with the Participating Companies’ controlled group under an applicable statute or by contract).

(b) For purposes of the Excess Plan, a separation from service of the Participant with the Participating Companies’ controlled group as of any date shall be determined to have occurred when, under all facts and circumstances, the Participating Companies and the Participant reasonably anticipate that either (i) no further services will be performed by the Participant for the Participating Companies’ controlled group after such date or (ii) the level of bona fide services the Participant will perform for the Participating Companies’ controlled group after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or as an independent contractor) by the Participant for the Participating Companies’ controlled group over the immediately preceding 36-month period (or the full period of the Participant’s service for the Participating Companies’ controlled group if such period has been less than 36 months).

(c) For purposes of this Section 20.7.4, the “Participating Companies’ controlled group” means, collectively, (i) each Participating Company and (ii) each other corporation or other organization that is deemed to be a single employer with a Participating Company under Section 414(b) or (c) of the Code (i.e., as part of a controlled group of corporations that includes a Participating Company or under common control with a Participating Company), provided that such Code Sections will be applied and interpreted by substituting “at least 50 percent” for each reference to “at least 80 percent” that is contained in Code Section 1563(a)(1), (2), and (3) and in Treas. Reg. Section 1.414(c)-2.

20.7.5 The provisions of (a) Section 2.2 of the Tax-Qualified Plan (which Section provides that words used in any gender include all other genders, and that the singular shall include the plural and vice versa, as the context may require), (b) Section 16.1 of the Tax-Qualified Plan (which Section concerns the party or parties that have authority to act for the Company), (c) Section 16.2 of the Tax-Qualified Plan (which Section concerns the effect of counterparts of the Tax-Qualified Plan), (d) Section 16.3 of the Tax-Qualified Plan (which Section concerns the separability of Tax-Qualified Plan provisions), (e) Section 16.4 of the Tax-Qualified Plan (which Section concerns applicable law), (f) Section 16.5 of the Tax-Qualified Plan (which Section concerns the effect of Tax-Qualified Plan captions), and (g) Section 16.8 of the Tax-Qualified Plan (which Section concerns the effect of the Tax-Qualified Plan on employment rights) shall all apply to the Excess Plan (as if, for these purposes, the Excess Plan were the Tax-Qualified Plan).

20.7.6 The Excess Plan is intended to satisfy and comply with all of the requirements of Section 409A of the Code and any Treasury regulations issued thereunder. The provisions of the Excess Plan shall be interpreted and administered in accordance with such intent.

IN ORDER TO EFFECT THE FOREGOING PLAN CHANGES, the Plan’s sponsor, Convergys Corporation, has caused its name to be subscribed to this Plan amendment.

CONVERGYS CORPORATION

By:	/s/ David R. Whitwam
Title:	Chair – Compensation Committee
Date:	Dec. 17, 2008

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